                            Joint Filer Information

Name of Joint Filer:                      HNA Group Co., Ltd.

Address of Joint Filer:                   HNA Building
                                          No. 7 Guoxing Road
                                          Haikou, People's Republic of China
                                          570203

Relationship of Joint Filer
to Issuer                                 10% Owner (1)

Issuer Name and Ticker or
Trading Symbol:                           OM Asset Management plc (OMAM)

Date of Event Requiring
Statement (Month/Day/Year):               May 19, 2017

Designated Filer:                         HNA Capital (U.S.) Holding LLC

Signature:

HNA Group Co., Ltd.

By:  /s/ YANG Guang
    --------------------------
Name: YANG Guang
Title: Chief Executive Officer, HNA Capital (U.S.) Holding LLC
(Authorized Signatory)

May 30, 2017
------------------------------
Date

     (1) Directly owned by HNA Eagle Holdco LLC ("HNA Eagle") and indirectly owned by HNA Group Co., Ltd. ("HNA Group"), HNA Capital Group Co., Ltd. ("HNA
Parent"), HNA Capital (Hong Kong) Holding Co., Ltd. ("HNA HK"), Aleron
Investments, Ltd. ("Aleron") and HNA HNA Capital (U.S.) Holding LLC ("HNA
Capital"). HNA Eagle is a wholly-owned subsidiary of HNA Capital. HNA Capital is a wholly-owned subsidiary of Aleron. Aleron is a wholly-owned subsidiary of HNA
HK. HNA HK is a wholly-owned subsidiary of HNA Parent. HNA Parent is a wholly-owned subsidiary of HNA Group.